WILSHIRE MUTUAL FUNDS, INC.
EXHIBIT 77Q1(d)

The constituent instruments defining the rights of the holders of Investment Class and Institutional Class Shares of the Wilshire Large Cap Core 130/30 Fund are incorporated by reference to the Post-Effective Amendment No. 32 to the Registration Statement as filed with the SEC via EDGAR on November 16, 2007 (Accession No. 0001193125-07-249549).